Exhibit 10.8

[EMPLOYEE FORM]

VENTAS, INC.

STOCK OPTION AGREEMENT

THIS STOCK OPTION AGREEMENT (“Agreement”) is made and entered into as of                      (“Effective Date”) by and between VENTAS, INC., a Delaware corporation (“Company”), and                     , an employee of the Company (“Optionee”).

RECITALS:

A. Company has adopted the 2000 Incentive Compensation Plan (the “Plan”) to promote the interests of the Company, its subsidiaries [hereinafter the term “Company” includes, where appropriate, all of the Company’s subsidiaries, as that term is defined in section 424(f) of the Internal Revenue Code of 1986, as amended (“Code”)] and its stockholders by encouraging selected employees of Company, such as Optionee, to invest in Company’s shares of Common Stock, having a par value $.25 per share (“Common Stock”).

B. Company believes that such investment should increase the personal interest and special efforts of Optionee in providing for the continued success and progress of the Company and should enhance the efforts of Company to attract and retain competent key employees.

AGREEMENT:

NOW, THEREFORE, the parties agree as follows:

1. Grant of Option; Option Price. Company hereby grants to Optionee, as a matter of separate inducement and agreement, and not in lieu of any salary or other compensation for Optionee’s services, the right and option to purchase (the “Option”) all or any part of an aggregate of              (            ) shares of Common Stock (“Option Shares”), on the terms and conditions set forth herein, subject to adjustment as provided in Section 7, at a purchase price of [the closing price on              ($             )] per share (“Option Price”). The Option Price is considered by the Company and Optionee to be not less than the fair market value of the Common Stock on the Effective Date, which is the date on which the Option was granted to Optionee (“Option Date”).

2. Term of Option. The Option shall continue for a term ending ten years from the Option Date (“Termination Date”), unless sooner terminated as provided in Sections 5 and 6.

3. Option Exercisable in Installments. Subject to the other terms and conditions stated herein, the right to exercise the Option shall vest in installments as follows:

(a) First Installment. Commencing on the Option Date, Optionee may exercise the Option for up to 33 1/3 percent of the number of Option Shares.

[EMPLOYEE FORM]

(b) Second Installment. Commencing on the first anniversary of the Option Date, Optionee may exercise the Option for 66 2/3 percent of the number of Option Shares, less the number of Option Shares for which the Optionee has already exercised the Option.

(c) Third Installment. Commencing on the second anniversary of the Option Date, the Option may be fully exercised to the extent that it has not previously been exercised.

4. Conditions to Exercise of the Option.

(a) Exercise of Option. Subject to the provisions of Section 3, Optionee may exercise the Option by delivering to the Company written notice (“Notice”) of exercise stating the number of Option Shares for which the Option is being exercised accompanied by payment in the amount of the Option Price multiplied by the number of shares for which the Option is being exercised (the “Exercise Price”) in the manner provided in Section 4(b) and making provision for any applicable withholding taxes.

(b) Payment of Exercise Price. Company shall accept as payment for the Exercise Price (a) a check payable to the order of Company, (b) the tender of Common Stock (by either actual delivery of Common Stock or by attestation) having a Fair Market Value (determined as of the close of the business day immediately preceding the date of exercise of the Option) provided such Common Stock has been held by Optionee for at least six months prior to tender, (c) “cashless exercise” through a third party in a transaction independent of the Company and properly structured to avoid any adverse accounting consequences to the Company, (d) a combination of the foregoing, or (e) by any other means which the Committee determines.

(c) Delivery of Shares on Exercise. As soon as practicable after receipt of the Notice and payment of the Exercise Price and any required withholding taxes, Company shall deliver to Optionee, without transfer or issuance tax or other incidental expense to Optionee, at the office of Company, or at such other place as may be mutually acceptable, or, at the election of Company, by certified mail addressed to Optionee at the Optionee’s address shown in the employment records of Company, a certificate or certificates for the number of shares of Common Stock set forth in the Notice and for which Company has received payment in the manner prescribed herein.

5. Restrictions on Transfer of Option. During Optionee’s lifetime, the Option shall be exercisable only by Optionee, and neither the Option nor any right hereunder shall be transferable except by will or the laws of descent and distribution except as provided herein. The Optionee may transfer in accordance with the Plan all or part of the Option to (i) the spouse, children or grandchildren of the Optionee (“Immediate Family Members”), (ii) a trust or trusts for the exclusive benefit of the

[EMPLOYEE FORM]

Optionee and/or the Optionee’s Immediate Family Members or (iii) a partnership or limited liability company in which Optionee and/or the Optionee’s Immediate Family Members are the only partners or members. The Option may not be subject to execution or other similar process. If Optionee attempts to alienate, assign, pledge, hypothecate or otherwise dispose of the Option or any of the Optionee’s rights hereunder, except as provided herein, or in the event of any levy or any attachment, execution or similar process upon the rights or interests hereby conferred, Company may terminate the Option by notice to Optionee and it shall thereupon become null and void.

6. Exercise of the Option Upon Termination of Employment.

(a) Termination of Employment Other Than for Death, Disability, Retirement or Cause. If Optionee ceases to be an Employee prior to the Termination Date for any reason other than death, Disability, Retirement, or termination for Cause, Optionee or such Optionee’s personal representative may at any time within a period of 90 days after Optionee ceases to be an Employee, exercise the Option to the extent the Option was exercisable by Optionee on the date Optionee ceases to be an Employee.

(b) Termination of Employment for Cause. If Optionee ceases to be an Employee because of termination for Cause, the Option, whether or not exercisable, shall terminate on the date Optionee ceases to be an Employee.

(c) Termination of Employment due to Death or Disability. In the event of the death or Disability of Optionee while Optionee is an Employee, this Option shall become fully vested and immediately exercisable. Optionee or Optionee’s personal representative or the person or persons to whom Optionee’s rights under the Option shall pass by will or by application of the laws of descent and distribution in the event of death, may, at any time within a period of two years after Optionee’s death or determination of Disability, whichever shall be applicable, exercise the Option in full.

(d) Termination of Employment due to Retirement. If Optionee ceases to be an Employee due to Retirement, Optionee may, at the time within a period of two years after Optionee’s Retirement, exercise the Option to the extent the Option was exercisable by Optionee on the date of Optionee’s Retirement.

(e) Restrictions on Exercise. Notwithstanding anything contained in this Section 6, in no event may the Option be exercised after the Termination Date.

7. Adjustment to Option Shares. This Option shall be subject to adjustment as provided in the Plan.

8. Change in Control. Notwithstanding the provisions of Section 3, upon a Change in Control, Optionee shall have the right to exercise the Option in full as to all Option Shares.

9. Agreement Does Not Grant Employment Rights. Neither the granting of the Option, nor the exercise thereof, shall be construed as granting to Optionee any right to employment by Company. The right of the Company to terminate Optionee’s employment at any time, whether by dismissal, discharge, retirement or otherwise, is specifically reserved.

[EMPLOYEE FORM]

10. Withholding. Optionee acknowledges that the Company will be required to withhold certain taxes at the time Optionee exercises the Option. Withholdings by the Company will not exceed the minimum required by law.

11. Miscellaneous.

(a) No Rights as Stockholder. Neither Optionee, nor any person entitled to exercise Optionee’s rights hereunder, shall have any of the rights of a stockholder regarding the shares of Common Stock subject to the Option, except after the exercise of the Option as provided herein.

(b) Incorporation of Plan. Except as specifically provided herein, this Agreement is and shall be in all respects subject to the terms and conditions of the Plan, a copy of which Optionee acknowledges receiving prior to the execution hereof.

(c) Captions. The captions and section headings used herein are for convenience only, shall not be deemed part of this Agreement and shall not in any way restrict or modify the context and substance of any section or paragraph of this Agreement.

(d) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

(e) Defined Terms. All defined terms not defined herein shall have the meanings set forth in the Plan, unless a different meaning is plainly required by the context.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

VENTAS, INC.

By:
Title:

NAME